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                                                                      EXHIBIT 16

              SCHEDULE OF COMPUTATION OF PERFORMANCE FIGURES

                                    I. YIELD

I. Current Yield

 a. Current Yield is calculated as follows:

   i. Net investment income per share for the seven-
                       day period
     -------------------------------------------------   = Base Period Return
      Value of account at beginning of seven-day pe-
                          riod

   ii. Base Period Return X 365/7 = Current Yield

 b. Calculation of Current Yield for the seven-day period ended February 28, 1997:

           Distribution and Service       (.0005471)   365
           Plan Series:                   (--------) X --- = 2.85%
                                          (  1.00  )    7    =====

           Institutional Series:          (.0005658)   365
                                          (--------) X --- = 2.95%
                                          (  1.00  )    7    =====

 II. Effective Yield

   a. Effective Yield is calculated as follows:

             (Base Period Return + 1) /365/7/ - 1 = Effective Yield

   b. Calculation of Effective Yield for seven-day period ended February 28, 1997:

                                                            /365/7/
           Distribution and Service      [ (.0005471)      ]
           Plan Series:                  [ (--------)  + 1 ]      - 1 = 2.89%
                                         [ (  1.00  )      ]            =====


                                                            /365/7/
           Institutional Series:         [ (.0005658)      ]
                                         [ (--------)  + 1 ]      - 1 = 2.99%
                                         [ (  1.00  )      ]            =====


III. Taxable Equivalent Yield

   a. The Taxable Equivalent Yield formula is as follows:

                                    Tax Exempt Yield
                            -------------------------------
                            (     1 - combined Federal     )
                            (  and state income tax rate   )

                                                                               1
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   b. Based on the maximum combined Federal and California income tax rate of
      45.0%, the Taxable Equivalent Yield for the seven-day period ended February 28, 1997, is as follows:

                                                 2.85%
         Distribution and Service Plan Series:  ------- = 5.18%
                                                1 - .45   =====

                                                 2.95%
         Institutional Series:                  ------- = 5.36%
                                                1 - .45   =====


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